                                     FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               AMENDMENT TO REPORT
                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


                             THE TODD-AO CORPORATION
             (Exact name of registrant as specified in its charter)

                                 File No. 0-1461

                                 AMENDMENT NO. 1



       The undersigned registrant hereby amends the following items of its Form 8-K, dated February 15, 1995 as set forth in the pages attached hereto.

7(a).  Financial statements of Kaytea Rose, Inc.

7(b). Pro Forma financial information combining The Todd-AO Corporation and Kaytea Rose, Inc.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendments to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  April 10, 1995


                                       THE TODD-AO CORPORATION
                                     ---------------------------

                                         /s/ Silas R. Cross
                                     ---------------------------
                                             Silas R. Cross
                                      Principal Accounting Officer

                             THE TODD-AO CORPORATION

                                    Item 7(a)

                    Financial Statements of Kaytea Rose, Inc.

I. For the years ended March 31, 1994 and 1993, the five months ended March 31, 1992 and the year ended October 31, 1991 (Audited).

       (a)   Report of Independent Accountants.
       (b)   Balance Sheets as of March 31, 1994 and 1993.
       (c) Statements of Operations for the years ended March 31, 1994, 1993, the five months ended March 31, 1992 and the year ended October 31, 1991.
       (d) Statements of Stockholder's Deficit for the years ended March 31, 1994, 1993, the five months ended March 31, 1992 and the year ended October 31, 1991.
       (e) Statements of Cash Flows for the years ended March 31, 1994, 1993, the five months ended March 31, 1992 and the year ended October 31, 1991.
       (f)   Notes to Financial Statements.

II.    For the nine months ended December 31, 1994 and 1993 (Unaudited)

       a)    Balance Sheet as of December 31, 1994.
       b) Statements of Operations for the nine months ended December 31, 1994 and 1993.
       c) Statements of Cash Flows for the nine months ended December 31, 1994 and 1993.

                                KAYTEA ROSE, INC.

                                   __________


                         REPORT ON FINANCIAL STATEMENTS

                  For The Years Ended March 31, 1994 And 1993,
                    The Five Months Ended March 31, 1992 And
                         The Year Ended October 31, 1991

                                   __________

                                KAYTEA ROSE, INC.
                  For The Years Ended March 31, 1994 And 1993,
                    The Five Months Ended March 31, 1992 And
                         The Year Ended October 31, 1991

                                   __________



                                 C O N T E N T S


                                                                           Pages
                                                                           -----
Report of Independent Accountants                                              1


Financial Statements:

  Balance Sheets                                                               2

  Statements of Operations                                                     3

  Statements of Stockholder's Deficit                                          4

  Statements of Cash Flows                                                     5

  Notes to Financial Statements                                             6-13


Coopers & Lybrand [Letterhead]


                        REPORT OF INDEPENDENT ACCOUNTANTS
                                   __________

To the Stockholder and Board of Directors of Kaytea Rose, Inc.


We have audited the accompanying balance sheets of Kaytea Rose, Inc. as of March 31, 1994 and 1993, and the related statements of operations, stockholder's deficit and cash flows for the years ended March 31, 1994 and 1993, for the five months ended March 31, 1992 and for the year ended October 31, 1991. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaytea Rose, Inc. as of March 31, 1994 and 1993, and the results of its operations and its cash flows for the years ended March 31, 1994 and 1993, for the five months ended March 31, 1992 and for the year ended October 31, 1991 in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial statements, the Company changed its method of accounting for income taxes in 1993.


/s/ Coopers & Lybrand L.L.P.

Sherman Oaks, California
October 7, 1994

Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).

                                KAYTEA ROSE, INC.

                                 BALANCE SHEETS
                             March 31, 1994 And 1993
                                 (In Thousands)
                                   __________


                                                           1994          1993
                                                           ----          ----
                                  A S S E T S:
Current assets:
  Cash                                                      $80          $117
  Trade accounts receivable, net of
    allowance for doubtful accounts
    of $198 in 1994 and $75 in 1993                       1,393         1,511
  Income taxes receivable - LFL                           1,910         1,211
  Inventory                                                 163           135
  Prepaids and other assets                                 309           269
  Deferred income taxes                                      25
                                                         ------        ------
      Total current assets                                3,880         3,243

Property and equipment, net                               7,266         8,913
Deferred income taxes                                       204
                                                         ------        ------
      Total assets                                      $11,350       $12,156
                                                         ------        ------
                                                         ------        ------

                     LIABILITIES AND STOCKHOLDER'S DEFICIT:


Current liabilities:
  Accounts payable and accrued expenses                    $546          $578
  Amounts due - affiliates                                7,639         5,808
  Current portion of obligations
    under capital leases                                  1,608         1,337
  Mortgage payable                                        1,556
                                                         ------        ------
      Total current liabilities                          11,349         7,723

Obligations under capital leases,
  net of current portion                                  1,636         3,126
Mortgage payable                                                        1,556
Deferred taxes                                                             20
                                                         ------        ------
      Total liabilities                                  12,985        12,425
                                                         ------        ------
Commitments and contingencies

Stockholder's deficit:
  Common stock, no par, 1,000,000 shares
    authorized, 100 and 25,000 shares
    issued and outstanding in 1994 and
    1993, respectively                                    2,001         2,001
  Accumulated deficit                                    (3,636)       (2,270)
                                                         ------        ------
      Total stockholder's deficit                        (1,635)         (269)
      Total liabilities and                              ------        ------
          stockholder's deficit                         $11,350       $12,156
                                                         ------        ------
                                                         ------        ------

The accompanying notes are an integral part of these financial statements.

                                KAYTEA ROSE, INC.

                            STATEMENTS OF OPERATIONS
                    For The Years Ended March 31, 1994, 1993,
                    The Five Months Ended March 31, 1992 And
                         The Year Ended October 31, 1991
                                 (In Thousands)
                                   __________


                                      1994        1993        1992        1991
                                      ----        ----        ----        ----
Operating revenues                  $11,226     $12,337      $4,847      $8,848

Direct costs:
  Post production                     6,747       6,931       2,225       4,038
  Trademark fees                        469         413         138         170
                                     ------      ------      ------      ------
      Gross profit                    4,010       4,993       2,484       4,640

Operating expenses:
  General and administrative          3,871       3,227       2,015       3,662
  Depreciation and
   amortization                       1,863       1,808         750       1,704
                                     ------      ------      ------      ------
      Operating loss                 (1,724)        (42)       (281)       (726)

Interest, net                          (590)       (728)       (399)       (636)
                                     ------      ------      ------      ------
      Loss before income
       tax benefit                   (2,314)       (770)       (680)     (1,362)

Income tax benefit                      948         293         272         545
                                     ------      ------      ------      ------
      Loss before cumulative
       effect of change in
       accounting for
       income taxes                  (1,366)       (477)       (408)       (817)

Cumulative effect of change
   in accounting
   for income taxes                                (202)
                                     ------      ------      ------      ------
      Net loss                      $(1,366)      $(679)      $(408)      $(817)
                                     ------      ------      ------      ------
                                     ------      ------      ------      ------

The accompanying notes are an integral part of these financial statements.

                                KAYTEA ROSE, INC.

                       STATEMENTS OF STOCKHOLDER'S DEFICIT
                    For The Years Ended March 31, 1994, 1993,
                    The Five Months Ended March 31, 1992 And
                         The Year Ended October 31, 1991
                                 (In Thousands)
                                   __________


                                    Common Stock
                                ---------------------
                                Number of               Accumulated
                                 Shares       Amount      Deficit       Total
                                ---------     ------    -----------     -----
Balance
October 31, 1990                 25,000       $2,001       $(366)      $1,635

Net loss for the year
 ended October 31, 1991                                     (817)        (817)
                                 ------       ------      ------       ------

Balance
October 31, 1991                 25,000        2,001      (1,183)         818

Net loss for the five
 months ended March 31,
 1992                                                       (408)        (408)
                                 ------       ------      ------       ------

Balance
March 31, 1992                   25,000        2,001      (1,591)         410

Net loss for the year
 ended March 31, 1993                                       (679)        (679)
                                 ------       ------      ------       ------

Balance
March 31, 1993                   25,000        2,001      (2,270)        (269)

Cancellation of 25,000
 shares owned by LEC
 and issuance of 100
 shares to LDL in
 connection with the
 Restructure                    (24,900)

Net loss for the year
 ended March 31, 1994                                     (1,366)      (1,366)
                                 ------       ------      ------       ------
Balance
March 31, 1994                      100       $2,001     $(3,636)     $(1,635)
                                 ------       ------      ------       ------
                                 ------       ------      ------       ------

The accompanying notes are an integral part of these financial statements.

                                KAYTEA ROSE, INC.

                            STATEMENTS OF CASH FLOWS
                    For The Years Ended March 31, 1994, 1993,
                    The Five Months Ended March 31, 1992 And
                         The Year Ended October 31, 1991
                                 (In Thousands)
                                   __________


                                               1994     1993     1992     1991
                                               ----     ----     ----     ----
Cash flows from operating activities:
  Net loss                                  $(1,366)   $(679)   $(408)   $(817)
                                              -----    -----    -----    -----
  Adjustments to reconcile net loss
    to net cash provided by operating
    activities:
    Depreciation and amortization             1,863    1,808      750    1,704
  Changes in assets and liabilities:
    (Increase) decrease in trade
     accounts receivable                        118     (243)      48     (712)
    (Increase) in income taxes
     receivable-LFL                            (699)    (372)    (332)    (423)
    (Increase) decrease in inventory            (28)     (32)       4      (52)
    (Increase) decrease in prepaids and
      other assets                              (40)      32      (47)      (1)
    (Increase)decrease in deferred taxes       (249)     281       60     (122)
    Decrease in accounts payable and
      accrued liabilities                       (32)    (109)    (399)    (920)
    Increase in amounts due affiliates        1,831      279      839       (4)
                                              -----    -----    -----    -----
          Total adjustments                   2,764    1,644      923     (530)
                                              -----    -----    -----    -----
          Net cash provided by (used in)
           operating activities               1,398      965      515   (1,347)
                                              -----    -----    -----    -----
Cash flows from investing activities:
  Purchases of property and equipment          (216)    (305)      (1)  (4,000)
                                              -----    -----    -----    -----
          Net cash used in investing
            activities                         (216)    (305)      (1)  (4,000)
                                              -----    -----    -----    -----
Cash flows from financing activities:
  Capital lease obligations                  (1,219)  (1,255)    (441)   5,982
                                              -----    -----    -----    -----
          Net cash (used in) provided
           by financing activities           (1,219)  (1,255)    (441)   5,982
                                              -----    -----    -----    -----
          Net (decrease) increase
           in cash                              (37)    (595)      73      635
Cash at beginning of period                     117      712      639        4
                                              -----    -----    -----    -----
Cash at end of period                           $80     $117     $712     $639
                                              -----    -----    -----    -----
                                              -----    -----    -----    -----
Supplemental disclosures of cash flow
  information:
  Cash paid during the year for:
    Interest                                   $590     $728     $399     $636

The accompanying notes are an integral part of these financial statements.

                                KAYTEA ROSE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   __________


1.   Summary Of Significant Accounting Policies And Operations:

     FORMATION OF THE COMPANY AND OPERATIONS:

     On October 16, 1989, Kaytea Rose, Inc. (referred to as "Skywalker Sound South" or the "Company") was formed to conduct the post-production sound editorial and effects work for motion pictures, television and commercials. The Company was a wholly owned subsidiary of LucasArts Entertainment Company ("LEC"), which was a wholly owned subsidiary of Lucasfilm Ltd. ("LFL").

     On March 29, 1993, LFL and LEC entered into an agreement to restructure the business operations of LEC (the "Restructure"). This agreement required LEC to transfer certain of its business activities to newly created corporations which are wholly owned subsidiaries of LEC and transfer certain other of its business activities to LFL. Upon the completion of the Restructure, LEC became a holding company wholly owned by LFL and changed its name to Lucas Holdings, Inc.

     Lucas Digital Services, Inc. ("LDS"), a California corporation, was formed for the purpose of effecting the Restructure, and as a result the business activities and net assets of Skywalker Sound South and other businesses were transferred to LDS. LDS subsequently changed its name to Lucas Digital Ltd. ("LDL"). In connection with the Restructure, all of the prior outstanding shares owned by LEC were transferred to LDS. Simultaneously with the Restructure, 24,900 of the previously outstanding shares of the Company were cancelled.

     PRINCIPLES OF CONSOLIDATION AND STATEMENT PRESENTATION:

     These financial statements include only the activity of Skywalker Sound South.

     For purposes of presentation, the Company has indicated its fiscal period as ending on March 31. In fact, the financial statements for 1994 and 1993 are for the fifty-two weeks ended March 27, 1994 and March 28, 1993, respectively. The financial statements for 1992 and 1991 are for the twenty-two weeks ended March 29, 1992 and for the fifty-two weeks ended October 27, 1991.

     REVENUES AND COSTS:

     Revenues and costs from post-production sound work are recognized as the services are performed.


Continued

                                KAYTEA ROSE, INC.

                                   __________


1.   Summary Of Significant Accounting Policies And Operations, Continued:

     CONCENTRATION OF CREDIT RISK:

     Credit is extended based on an evaluation of each customer's financial condition, and generally collateral is not required. Credit losses, if any, have been provided for in the financial statements and have been consistently within management's expectations.

     INVENTORY:

     Inventory consists primarily of post-production products and film. Inventory is stated at the lower of cost or market on the first-in, first-out basis.

     PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Asset and accumulated depreciation accounts are relieved for dispositions with resulting gains or losses reflected in operations. Depreciation and amortization are provided using the straight-line or declining-balance method. The estimated useful lives are:

          Buildings                                30 years
          Equipment and furnishings                3 to 5 years
          Capital leases - equipment               5 years
          Leasehold improvements                   The shorter of useful life
                                                   or lease term

     INCOME TAXES:

     Effective April 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109).
     The new statement supersedes the Company's previous accounting practice of accounting for income taxes under APB No. 11. The new statement requires the use of the liability method of accounting for income taxes and deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.


Continued

                                KAYTEA ROSE, INC.

                                   __________

     INCOME TAXES, CONTINUED:

     For the five months ended March 31, 1992,and the year ended October 31, 1991, the Company accounted for income taxes under the requirements of APB Opinion No. 11. Under this method, the tax effects of transactions are recognized in the period such transactions enter into the determination of income, regardless of when they are recognized for income tax purposes.

     The Company and LFL have a tax-sharing agreement which provides, among other things, that the Company's tax obligations will be determined on a separate-company basis. The Company is required to pay LFL its share of any resulting tax liability included in LFL's consolidated tax returns. LFL is required to pay the Company for any tax benefits resulting from any net operating losses, tax credits, or capital losses generated by the Company and utilized in LFL's consolidated tax returns.

     In connection with this agreement, the Company recorded income taxes receivable from LFL of $1,910,000 and $1,211,000 at March 31, 1994 and 1993, respectively.

2.   Related-Party Transactions:

     The following are significant related-party agreements between the Company and LFL and LucasArts Entertainment Company, an affiliated company.

     TRADEMARK LICENSE FEE:

     During fiscal 1990, the Company, as part of LEC and later as part of LDL, entered into an agreement with LFL to pay a license fee for the worldwide use of certain proprietary trademarks of LFL. On March 29, 1993, this agreement was amended to include the Company as part of LDL. Trademark fees are allocated to the Company based upon a percentage of the Company's budgeted revenue to total budgeted revenues of LDL in 1994 and LEC in 1993 and 1992. The Company expensed $469,000, $413,000 and $138,000 in trademark fees during fiscal 1994, 1993 and 1992, respectively. In fiscal 1991 trademark fees allocated to the Company were $170,000. The agreement does not contain a specific term; however, the agreement may be terminated by either party with 180 days' notice.


Continued

                                KAYTEA ROSE, INC.

                                   __________


     CORPORATE ALLOCATIONS:

     The Company is allocated certain expenses from LFL and LDL for services including accounting and finance, publicity, human resources, maintenance, legal and the president's office. These allocations are based upon budgeted revenues and estimated percentages of planned time incurred on Company operations. The Company was allocated $785,000, $761,000 and $275,000 in fiscal 1994, 1993 and 1992, respectively. In 1991 the Company was allocated certain expenses totalling $45,000. These expenses are included in general and administrative expenses.

     Amounts due affiliates on the balance sheets are non-interest bearing loans due on demand.

3.   Property And Equipment:

     Property and equipment are summarized as follows (in thousands):


                                                  1994           1993
                                                  ----           ----
       Land, buildings and improvements          $5,139         $5,103
       Equipment and furnishings                  1,848          1,395
       Capitalized leases - equipment             6,752          6,992
       Construction-in-progress                       9             42
                                                 ------         ------
                                                 13,748         13,532
       Less accumulated depreciation:
         Capitalized leases                       4,374          3,187
         Other                                    2,108          1,432
                                                 ------         ------
                                                 $7,266         $8,913
                                                 ------         ------
                                                 ------         ------


4.   Mortgage Payable:

     The Company and an unrelated third party are each 50% owners of the land and building of a post-production facility (the "Property") currently used by the Company in its post-production business.

     In 1990, the Company and the unrelated third party entered into a nonrecourse loan agreement with a bank to refinance the Property for $3,113,000. The loan is collateralized by a deed of trust on the Property and bears interest at a fixed rate of 10.49%. The loan is due on October 1, 1994 with interest only payable quarterly. During fiscal 1994, 1993, 1992 and 1991 $166,000, $166,00, $69,000 and $185,000 of interest expense was incurred under the loan. The Company has recorded its 50% interest in the Property and the loan on its balance sheet at March 31, 1994 and 1993.


Continued

                                KAYTEA ROSE, INC.

                                   __________


     The Company has agreed to purchase the third party's 50% ownership on October 1, 1994 at a price to be agreed upon at that time (See Note 9 - Subsequent Events).

5.   Obligations Under Capital Leases:

     During fiscal 1991, the Company and LEC, as co-lessees, entered into an equipment lease agreement with a leasing company which provided a total commitment of $6,750,000 for the acquisition of machinery and equipment used in connection with the Company's post-production business. The lease is for a term of approximately five years and has been recorded as a capital lease. The lease is guaranteed by LFL and is collateralized by a security interest in the leased equipment and in certain other equipment owned and used by the Company in its post-production business.

     At March 31, 1994, the future minimum lease payments of obligations under capital leases are as follows (in thousands):


     Year Ending March 31,
             1995                                        $1,760
             1996                                         1,600
             1997                                           288
                                                          -----
             Total minimum lease payments                 3,648
     Less amount attributed to interest                     404
                                                          -----
             Net present value of future
               lease payments                             3,244
     Less current portion                                 1,608
                                                          -----
                                                         $1,636
                                                          -----
                                                          -----

6.   Income Taxes:

     Effective April 1, 1992, the Company adopted SFAS 109. The cumulative effect of this change in accounting for income taxes as of April 1, 1992 increased the net loss by $202,000, which represents the net decrease to the deferred tax assets as of that date. Such amount has been reported separately in the statement of operations for the year ended March 31, 1993. Excluding the amount recognized as the cumulative effect of the change, the effect of applying SFAS #109 did not have a material effect on net loss for the year ended March 31, 1993.


Continued

                                KAYTEA ROSE, INC.

                                   __________

6.   Income Taxes, Continued:

     The benefit (provision) for income taxes is comprised of the following (in thousands):


                                         1994      1993      1992      1991
                                         ----      ----      ----      ----
             Current:
               Federal                   $637      $281      $249      $308
               State and local            208        46        83       115
                                          ---       ---       ---       ---
                                          845       327       332       423
                                          ---       ---       ---       ---
             Deferred:
               Federal                     97       (28)      (40)      111
               State and local              6        (6)      (20)       11
                                          ---       ---       ---       ---
                                          103       (34)      (60)      122
                                          ---       ---       ---       ---
             Total tax benefit           $948      $293      $272      $545
                                          ---       ---       ---       ---
                                          ---       ---       ---       ---

     The primary components of temporary differences which give rise to deferred taxes are (in thousands):


                                         1994      1993
                                         ----      ----
     Deferred tax assets:
       Accounts receivable               $ 58      $ 32
       Property and equipment             204
       Accrued expenses                              37
                                          ---       ---
       Total deferred tax assets          262        69
                                          ---       ---
     Deferred tax liabilities:
       Property and equipment                        89
       Accrued expenses                    33
                                          ---       ---
       Total deferred tax liabilities      33        89
                                          ---       ---
       Net deferred tax assets
        (liabilities)                    $229      $(20)
                                          ---       ---
                                          ---       ---

     As a result of the tax-sharing agreement with LFL, and the current tax position of LFL, both LFL and the Company's management believe a valuation allowance is not required.

Continued

                                KAYTEA ROSE, INC.

                                   __________

6.   Income Taxes, Continued:

     For fiscal 1992 and 1991, the provision for deferred taxes resulted from timing differences between financial and tax reporting, principally related to state taxes and depreciation.

     The Company's effective tax rates, as a percent of pretax loss, differ from the statutory federal rate as follows:


                                        1994       1993       1992       1991
                                        ----       ----       ----       ----
       Statutory federal rate         (35.00)%   (34.00)%   (34.00)%   (34.00)%
       State taxes, net of federal
               benefit                 (6.00)     (6.00)     (6.11)     (6.10)
       Other                             .03       1.95        .11        .09
                                      ------     ------     ------     ------
                                      (40.97)%   (38.05)%   (40.00)%   (40.01)%
                                      ------     ------     ------     ------
                                      ------     ------     ------     ------

7.   Pension And Retirement Savings Plans:

     The Company provides benefits for its nonunion employees by participating in a defined contribution savings plan through LFL. The Company made matching contributions of $24,000, $6,000, $1,000, and $3,000 to the plan in fiscal 1994, 1993, 1992 and 1991, respectively.

     The Company makes contributions to a multiemployer pension plan for its union employees. Such contributions totalled $82,000, $58,000, $31,000 and $67,000 in fiscal 1994, 1993, 1992 and 1991, respectively.


8.   Commitments And Contingencies:

     The Company leases a portion of its office and production facilities under long-term leases expiring at various dates through 2011. Certain of the leases also have renewal options. Rent expense was $1,555,000, $1,333,000, $572,000 and $1,231,000 in fiscal 1994, 1993, 1992 and 1991, respectively.


Continued

                                KAYTEA ROSE, INC.

                                   __________

8.   Commitments And Contingencies, Continued:

     Minimum lease payments under noncancellable operating leases follow (in thousands):


     Year Ending March 31,
             1995                                       $ 1,381
             1996                                         1,056
             1997                                         1,056
             1998                                         1,056
             1999                                         1,056
             Thereafter                                  12,405
                                                         ------
                                                        $18,010
                                                         ------
                                                         ------

     The Company is a party to various legal proceedings arising in the normal course of business. Although it is not possible to predict the outcome of pending litigation, management believes the actions pending will not have a material effect upon the financial statements of the Company.

9.   Subsequent Events:

     On September 20, 1994 the Company and the unrelated third party amended the mortgage payable so as to extend the maturity date of the loan. The amendment provides for a maturity date of December 30, 1994, and bears interest at a one month LIBOR rate, with interest only payable quarterly.

     In September 1994, the Company amended the agreement to purchase the unrelated third party's interest in the property so as to extend the deadline to December 31, 1994, or a prior mutually agreed upon date.

     In August 1994 the Company signed a letter of intent to sell substantially all of the assets of Skywalker Sound South to Todd-AO Studios West. The transaction is subject to, among other considerations, a due diligence examination by Todd-AO Studios West and the signing of a definitive agreement.

                                KAYTEA ROSE, INC.
                            BALANCE SHEET (Unaudited)
                             as of December 31, 1994
                             (Dollars in thousands)


                                     ASSETS
                                     ------

Current assets:
   Cash                                                               $     0
   Trade accounts receivable, net                                       1,842
   Income taxes receivable, net                                         2,085
   Inventory                                                               94
   Prepaids and other assets                                              341
                                                                       ------
   Total current assets                                                 4,362

Property and equipment, net                                             5,922
                                                                       ------
   Total assets                                                       $10,284
                                                                       ------
                                                                       ------


                      LIABILITIES AND STOCKHOLDER'S DEFICIT
                      -------------------------------------

Current liabilities:
   Accounts payable and accrued expenses                              $   479
   Amounts due - affiliates                                            10,034
   Current portion of obligations under capital leases                  1,608
   Mortgage payable                                                     1,556
                                                                       ------
   Total current liabilities                                           13,677

Obligations under capital leases, net of current portion                  543
                                                                       ------
   Total liabilities                                                   14,220
                                                                       ------
Stockholder's deficit:
   Common stock                                                         2,001
   Accumulated deficit                                                 (5,937)
                                                                       ------
   Total stockholder's deficit                                         (3,936)
                                                                       ------
   Total liabilities and stockholder's deficit                        $10,284
                                                                       ------
                                                                       ------

                                KAYTEA ROSE, INC.
                      STATEMENTS OF OPERATIONS (Unaudited)
                            For the nine months ended
                     December 31, 1994 and December 31, 1993
                             (Dollars in thousands)



                                      1994        1993
                                      ----        ----
Operating revenues                  $ 7,698     $ 8,147

Direct costs:
   Post production                    5,320       4,831
   Trademark fees                       284         285
                                    -------     -------

   Gross profit                       2,094       3,031

Operating expenses:
   General and administrative         2,796       2,883
   Depreciation & amortization        1,389       1,381
                                    -------     -------

   Operating loss                    (2,091)     (1,233)

Interest, net                          (339)       (454)
                                    -------     -------

   Loss before income tax benefit    (2,430)     (1,687)

Income tax benefit                      972         675
                                    -------     -------

   Net loss                         $(1,458)    $(1,012)
                                    -------     -------
                                    -------     -------

                                KAYTEA ROSE, INC.
                      STATEMENTS OF CASH FLOWS (Unaudited)
                            For the nine months ended
                     December 31, 1994 and December 31, 1993
                             (Dollars in thousands)


                                                1994             1993
                                                ----             ----
Operating activities
   Net loss                                   $(1,458)         $(1,012)
   Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
     Depreciation and amortization              1,389            1,381
     Increase in amounts due affiliates         2,395            1,373
     Other changes in operations,
     assets & liabilities                      (1,239)            (723)
                                              -------          -------

Net cash provided by
   operating activities                         1,087            1,019

Investing activities:
   Purchases of fixed assets                      (45)            (162)

Financing activities:
   Capital lease obligations                   (1,122)            (914)
                                              -------          -------

Net (decrease) in cash                            (80)             (57)

Cash balance beginning of period                   80              117
                                              -------          -------

Cash balance end of period                    $     0          $    60
                                              -------          -------
                                              -------          -------

                             THE TODD-AO CORPORATION

                                    Item 7(b)

                         Pro Forma Financial Information

                           THE TODD-AO CORPORATION AND
                                KAYTEA ROSE, INC.
              PRO FORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)


I.    Balance Sheet as of November 30, 1994

II. Statements of income for the year ended August 31, 1994 and the three months ended November 30, 1994.

III.  Footnotes to Financial Statements


      Todd-AO Studios West ("TSW"), a wholly owned subsidiary of Todd-AO Corporation ("Todd-AO") purchased substantially all of the property, equipment and inventory of Kaytea Rose, Inc. (dba Skywalker Sound South) ("SSS") for cash as of January 29, 1995. The following pro forma condensed financial information and explanatory notes are presented to show the pro forma effect of the acquisition of SSS on Todd-AO's historical results of operations. The acquisition is reflected in the pro forma condensed financial information using the purchase method of accounting.

      The Pro Forma Condensed Balance Sheet as of November 30, 1994 assumes the acquisition was consummated on that date. The Pro Forma Condensed Income Statements assume the acquisition was consummated on September 1, 1993. Such Pro Forma Condensed Financial Information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they might have been had the acquisition been effected on the assumed dates.

      The Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and notes thereto of Todd-AO, the audited historical financial statements and notes thereto of Kaytea Rose, Inc. filed with this amendment to report, and the notes to the Pro Forma Condensed Financial Information.

                             THE TODD-AO CORPORATION
                  PRO FORMA CONDENSED BALANCE SHEET (Unaudited)
                             as of November 30, 1994
                (Dollars in thousands, except amounts per share)


                                                         Kaytea                 Consolidated
                                          Todd-AO (1)    Rose (2)      Adjust      Pro Forma
                                          -----------    -------       ------      ---------
ASSETS
- ------
CURRENT ASSETS:
  Cash                                       $    845                               $    845
  Marketable securities - at cost               2,532                                  2,532
  Trade receivables - net                       5,180                                  5,180
  Inventories                                     389    $    105                        494
  Other                                           864          27                        891
                                             --------------------------------       --------
Total current assets                            9,810         132           0          9,942

INVESTMENTS                                     1,527                                  1,527
PROPERTY AND EQUIPMENT - NET                   25,077       6,659                     31,736
OTHER ASSETS                                       67         175                        242
                                             --------------------------------       --------

TOTAL                                        $ 36,481    $  6,966     $     0       $ 43,447
                                             --------------------------------       --------
                                             --------------------------------       --------


LIABILITIES AND SHAREHOLDERS EQUITY
- -----------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities   $  3,441                               $  3,441
  Capitalized lease obligations - current         667                                    667
  Other                                           384                                    384
                                             --------------------------------       --------
  Total current liabilities                     4,492           0           0          4,492

LONG-TERM DEBT                                    576                   6,966 [3]      7,542
CAPITALIZED LEASE OBLIGATIONS                     723                                    723
DEFERRED COMPENSATION                             550                                    550
DEFERRED INCOME TAXES                           2,065                                  2,065

SHAREHOLDERS EQUITY:
  Common stock                                  1,851                                  1,851
  Additional capital                           15,070       6,966      (6,966)[4]     15,070
  Retained earnings                            11,154                                 11,154
                                             --------------------------------       --------
Total shareholders equity                      28,075       6,966      (6,966)        28,075
                                             --------------------------------       --------
TOTAL                                        $ 36,481    $  6,966     $     0       $ 43,447
                                             --------------------------------       --------
                                             --------------------------------       --------

                             THE TODD-AO CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                           For the twelve months ended
                           August 31, 1994 (Unaudited)
                (Dollars in thousands, except amounts per share)


                                                         Kaytea                 Consolidated
                                          Todd-AO (1)    Rose (5)      Adjust      Pro Forma
                                          -----------    -------       ------      ---------
REVENUES                                     $ 32,892    $ 11,461                   $ 44,353
                                             --------------------------------       --------

COST AND EXPENSES:
   Operating costs and other expenses          27,021      10,997    $ (1,101)[6]     36,917
   Depreciation and amortization                2,603       1,876      (1,121)[7]      3,358
   Interest                                        24         553         (13)[8]        564
   Other                                          442         435        (435)[9]        442
                                             --------------------------------       --------
   Total costs and expenses                    30,090      13,861      (2,670)        41,281
                                             --------------------------------       --------
INCOME (LOSS) BEFORE
INCOME TAXES                                    2,802      (2,400)      2,670          3,071

INCOME TAXES                                    1,022        (982)      1,081 [10]     1,121
                                             --------------------------------       --------
NET INCOME (LOSS)                            $  1,780    $ (1,418)   $  1,589       $  1,951
                                             --------------------------------       --------
                                             --------------------------------       --------
INCOME PER SHARE                             $   0.24                               $   0.26
                                             --------                               --------
                                             --------                               --------
WEIGHTED AVERAGE
SHARES OUTSTANDING                          7,450,616                              7,450,616
                                            ---------                              ---------
                                            ---------                              ---------

                             THE TODD-AO CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                           For the three months ended
                          November 30, 1994 (Unaudited)
                (Dollars in thousands, except amounts per share)


                                                         Kaytea                 Consolidated
                                          Todd-AO (1)    Rose (5)      Adjust      Pro Forma
                                          -----------    -------       ------      ---------
REVENUES                                     $  8,778    $  2,245                   $ 11,023
                                            ---------------------------------      ---------

COST AND EXPENSES:
   Operating costs and other expenses           8,136       2,637    $   (214)[6]     10,559
   Depreciation and amortization                  830         461        (272)[7]      1,019
   Interest                                        46         108          27 [8]        181
   Other                                         (360)         79         (79)[9]       (360)
                                            ---------------------------------      ---------
Total costs and expenses                        8,652       3,285        (538)        11,399
                                            ---------------------------------      ---------
INCOME (LOSS) BEFORE
INCOME TAXES                                      126      (1,040)        538           (376)

INCOME TAXES                                      (50)       (415)        215 [10]      (250)
                                            ---------------------------------      ---------
NET INCOME (LOSS)                            $    176    $   (625)   $    323       $   (126)
                                            ---------------------------------      ---------
                                            ---------------------------------      ---------
INCOME PER SHARE                             $   0.02                               $  (0.02)
                                            ---------                              ---------
                                            ---------                              ---------
WEIGHTED AVERAGE
SHARES OUTSTANDING                          7,620,750                              7,620,750
                                            ---------                              ---------
                                            ---------                              ---------

                             THE TODD-AO CORPORATION
          NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)



[1] Condensed from audited financial statements included in the Todd-AO Corporation Quarterly Report on Form 10-Q for the three months ended November 30, 1994 and Annual Report on Form 10-K for the year ended August 31, 1994.

[2] Recognizes the February 15, 1995 purchase of the property, equipment and inventory of Kaytea Rose, Inc. by the Todd-AO Studios West including the estimated legal, accounting, sales tax, audit and other acquisition related costs.

[3] The net bank borrowings to acquire the assets of Kaytea Rose, Inc. if the transaction were effected on September 1, 1993.

[4]  Elimination of Kaytea Rose, Inc. equity.

[5] Condensed from an unaudited pro forma income statements for the year ended June 30, 1994 and for the three months ended December 31, 1994 prepared for Kaytea Rose, Inc. (dba Skywalker Sound South) (utilizing the latest available reports for this company).

[6] To eliminate corporate allocation of expenses from the parent corporation (Lucasfilm Ltd.) including accounting, publicity, human resources, maintenance, legal and the president's office.

     To eliminate intercompany lease costs for the Bundy building.

     To eliminate Editdroid rent from facility costs (facilities not included in purchase).

[7]  To adjust to depreciation for asset purchase costs.

     To adjust amortization for non-compete payment.

[8] To adjust interest to borrowings from Company's institutional lender for purchase of assets. ($6,966 @ 1 1/2% above Libor - estimated 7 3/4%)

[9]  To eliminate Lucasfilm Ltd. charges for Trademark fees - not applicable.

[10] To adjust income taxes for income resulting from the pro-forma adjustments noted above.